                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)


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Check the appropriate box:
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[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Cathay Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and
        0-11.

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[ ]     Fee previously paid with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
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                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012



To the stockholders of Cathay Bancorp, Inc.:

        We are pleased to invite you to attend the Annual Meeting of Stockholders of Cathay Bancorp, Inc. to be held at 777 North Broadway, Los Angeles, California 90012, on Monday, April 20, 1998, at 5:00 p.m., Pacific Time.

        The stockholders will be asked to elect four Class II directors of Cathay Bancorp, Inc. to serve until 2001 and to consider and vote upon the Cathay Bancorp, Inc. Equity Incentive Plan.

        We look forward to seeing you at the Annual Meeting.

                                                   Sincerely yours,

                                                   /s/ WILBUR K. WOO

                                                   Wilbur K. Woo
                                                   Secretary

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 20, 1998
                                ----------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cathay Bancorp, Inc. ("Bancorp") will be held at 777 North Broadway, Los Angeles, California 90012, on Monday, April 20, 1998, at 5:00 p.m., Pacific Time, to elect four Class II directors of Bancorp to serve until the 2001 annual meeting of stockholders and their successors have been elected and qualified, to consider and vote upon the Cathay Bancorp, Inc. Equity Incentive Plan and to consider such other matters as may properly come before the Annual Meeting or any adjournments of the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting.

        The Board of Directors has selected March 6, 1998 as the record date (the "Record Date") for the Annual Meeting. Holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

        Please vote, sign and date the enclosed Proxy card and return it in the accompanying envelope, which does not require postage if mailed in the United States. IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

        You are invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may choose to revoke your Proxy and vote in person at the meeting. If you do so, your Proxy card will be disregarded.

                                            By Order of the Board of Directors

                                            /s/ WILBUR K. WOO

                                            Wilbur K. Woo
                                            Secretary

Los Angeles, California
March 20, 1998

                              CATHAY BANCORP, INC.
                               777 NORTH BROADWAY
                          LOS ANGELES, CALIFORNIA 90012


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                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 1998
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                                     GENERAL

        Cathay Bancorp, Inc., a Delaware corporation ("Bancorp"), was incorporated by Cathay Bank, a California-chartered bank, on March 1, 1990 to act as the holding company for Cathay Bank. Pursuant to a reorganization and merger approved by the shareholders of Cathay Bank in July 1990 (the "Reorganization"), Bancorp became the parent of Cathay Bank on December 10, 1990. On that date, each outstanding share of the common stock of Cathay Bank was converted into the right to receive one share of the common stock of Bancorp (the "Common Stock"). On November 18, 1996, Bancorp acquired First Public Savings Bank, F.S.B. ("First Public"), through the merger (the "First Public Merger") of First Public into Bancorp's wholly owned subsidiary, Cathay Bank. In connection with the First Public Merger, Bancorp issued 905,735 shares of its Common Stock.

        This Proxy Statement is being furnished to the holders of record of Common Stock in connection with the solicitation of proxies, including the proxy granted by the enclosed Proxy card, by the Bancorp Board of Directors for use at the 1998 Annual Meeting of Stockholders of Bancorp to be held on Monday, April 20, 1998 and at any adjournments of the Annual Meeting (the "Annual Meeting"). At the Annual Meeting, Bancorp stockholders will be asked to elect four Class II directors to serve until the 2001 annual meeting of stockholders and their successors have been elected and qualified, to consider and vote upon the Cathay Bancorp, Inc. Equity Incentive Plan (the "Stock Plan") and to consider any other business that may properly be brought before the Annual Meeting.

        Stockholders are urged to vote by completing the enclosed Proxy card and returning it signed and dated in the enclosed postage-prepaid envelope. If the enclosed Proxy card is properly completed and is received by Bancorp before the voting, the shares of Common Stock represented by the Proxy card will be voted as directed on the Proxy card. If no direction is made, the shares will be voted FOR the election of each of the nominees named below as directors and FOR the approval of the Stock Plan. Under Delaware law, the inspector of elections for the Annual Meeting may consider evidence that he deems to be reliable to reconcile proxies and ballots submitted by banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the recordholder to cast or more votes than the stockholder holds of record.

        The Bancorp Board of Directors knows of no additional proposal that will be presented for consideration at the Annual Meeting. The persons designated as proxy holders reserve the right to vote the shares in accordance with their best judgment on any proposal that does properly come before the Annual Meeting or to vote the shares for other persons if any nominee for director becomes unavailable to serve.

        A proxy may be revoked at any time before its exercise by filing a written notice of revocation with the Secretary of Bancorp or by delivering to Bancorp a later signed and dated Proxy card. A proxy may also be revoked if the person executing the Proxy card is present at the Annual Meeting and decides to vote in person. This Proxy Statement was first mailed to stockholders on or about March 20, 1998.

                                QUORUM AND VOTING

        The Board of Directors has fixed the close of business on March 6, 1998 (the "Record Date") as the date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock registered in the stockholder's name. Cumulative voting is NOT available for the election of directors.

        It is important that stockholders be represented in person or by proxy at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business. If insufficient shares are represented at the Annual Meeting to constitute a quorum, to elect the nominees for director or to approve the Stock Plan, the Annual Meeting may be adjourned to permit further solicitation of proxies.

        Abstentions and broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) are counted for purposes of establishing a quorum but will not be counted, and will have no effect, in determining whether a nominee or the nominees have been elected. Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Plurality means that persons who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. For purposes of the vote on the proposal to approve the Stock Plan, abstention votes (but not broker non-votes) are counted in determining the total number of votes cast and thus have the effect of a vote against the proposal.

        On the Record Date, there were 8,952,338 shares of Common Stock outstanding. This figure includes 34,519 outstanding rights to receive Common Stock that are held by former holders of Cathay Bank common stock and that have not yet been submitted for exchange into Common Stock pursuant to the Reorganization, and 34,000 outstanding rights to receive Common Stock that are held by former holders of First Public common stock and that have not yet been submitted for exchange into Common Stock in connection with the First Public Merger.


                         PRINCIPAL HOLDERS OF SECURITIES

        Based on Schedules 13G filed with Bancorp and with the Securities and Exchange Commission (the "SEC"), the persons and groups listed in the following table are the beneficial owners of more than five percent of Common Stock. Bancorp is not aware of any other person or group who beneficially owned more than five percent of Common Stock on the Record Date.

                                             Amount and Nature
                                              of Beneficial of               Percentage of
       Name and Address of                      Ownership of                 Common Stock
         Beneficial Owner                       Common Stock             Beneficially Owned
         ----------------                       ------------             ------------------
Cathay Bancorp Employee Stock                    565,669 1/                      6.32%
    Ownership Plan and Trust ("ESOPT")                   -
777 North Broadway
Los Angeles, California 90012

----------
1/ Shares of Common Stock beneficially owned by the ESOPT are allocated on an annual basis among ESOPT participants. Once shares of Common Stock are so allocated, each participant has the power to direct the vote of his or her allocated shares; the ESOPT Committee has sole power to vote and dispose of all unallocated shares of Common Stock beneficially owned by the ESOPT. As of the Record Date, the ESOPT held 10,788 unallocated shares of Common Stock. As of the Record Date, Messrs. Cheng, Chan, Ching, Poon and Tang were members of the ESOPT Committee.

        As of the Record Date, directors and officers of Bancorp and their affiliates (including the ESOPT) were entitled to vote approximately 1,732,855 shares of Common Stock, representing approximately 19.36% of the outstanding shares of Common Stock. If shares held by the ESOPT that have been allocated to persons other than directors and officers of Bancorp are excluded from such total, as of the Record Date the directors and officers of Bancorp were entitled to vote 1,296,030 shares of Common Stock, representing approximately 14.48% of the outstanding shares of Bancorp. Bancorp has been informed that the directors and officers of Bancorp intend to vote FOR each of the nominees for director and FOR the proposal to approve the Stock Plan.


                              ELECTION OF DIRECTORS

        Pursuant to Bancorp's Certificate of Incorporation, Bancorp's Board of Directors may consist of between three and 25 directors. The Board currently consists of eleven directors, each of whom is also a director of Cathay Bank. The Board has three classes of directors. The term of office of each class of directors is three years. The current term of the Class II directors will expire at the 1998 Annual Meeting of Bancorp stockholders, the current term of the Class III directors will expire at the 1999 Annual Meeting of Bancorp stockholders, and the current term of the Class I directors will expire at the 2000 Annual Meeting of Bancorp stockholders.

        The stockholders of Bancorp are being asked to elect four Class II directors of Bancorp, who will hold office until the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified. It is intended that votes will be cast pursuant to the Proxy card for the four nominees named below, all of whom are currently directors of Bancorp and of Cathay Bank and have served continuously in these capacities since the dates indicated opposite their respective names. If any nominee named in this Proxy Statement becomes unavailable for any reason, or if any vacancy on the Bancorp Board of Directors should occur before the election, the shares represented by any proxy voting for that nominee will be voted for the person, if any, that may be designated by the Board of Directors to replace that nominee or to fill that vacancy on the Board. The Board of Directors, however, has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur.

        The following table sets forth the periods each current director has served as a director of Bancorp and of Cathay Bank, and the principal occupations of each director for at least the past five years. It also sets forth information, as of the Record Date, with respect to the beneficial ownership, as that term is defined under rules and regulations of the SEC, of the outstanding Common Stock by each director, each executive officer named in the Summary Compensation Table below and by all the directors and officers of Bancorp as a group.

        The information set forth in the following table as to shares of Common Stock owned has been furnished by each director and named executive officer.

                                                         Director   Common Stock       Percentage
                                    Principal              of       Beneficially       Ownership
                                  Occupations and        Bancorp       Owned on           on
         Name               Age    Directorships          Since     March 6, 1998    March 6, 1998
         -----              ---    -------------          -----     -------------    -------------
Nominees for Election at
the Annual Meeting
for Term Ending
in 2001 (Class II)
------------------
Ralph Roy Buon-Cristiani    72   Director of Cathay        1990       123,937 1/       1.38% 1/
                                 Bank since 1981;                             -              -
                                 retired doctor of
                                 veterinary medicine.

                                                         Director   Common Stock       Percentage
                                    Principal              of       Beneficially       Ownership
                                  Occupations and        Bancorp       Owned on           on
         Name               Age    Directorships          Since     March 6, 1998    March 6, 1998
         -----              ---    -------------          -----     -------------    -------------

Kelly L. Chan 2/            51   Director of Cathay        1990       90,546 3/        1.01% 3/
              -                  Bank since 1981;                            -               -
                                 owner of interest
                                 in Phoenix Bakery,
                                 Inc., a retail
                                 bakery in Los
                                 Angeles,
                                 California, since
                                 1984.

Dunson K. Cheng             53   Chairman of the           1990       159,672 4/       1.78% 4/
                                 Board of Directors                           -              -
                                 of each of Bancorp,
                                 Cathay Bank and
                                 Cathay Investment
                                 Company ("CIC")
                                 since 1994;
                                 President of
                                 Bancorp since 1990;
                                 President of Cathay
                                 Bank since 1985 and
                                 director of Cathay
                                 Bank since 1982;
                                 Secretary of CIC
                                 from 1985 until
                                 1994; Chief
                                 Executive Officer
                                 of CIC since 1995
                                 and director of CIC
                                 since 1984.

Chi-Hung Joseph Poon         51  Director of Cathay        1990       22,398 5/        0.25% 5/
                                 Bank since 1981;                            -               -
                                 Director of CIC since
                                 1984; Secretary and
                                 Chief Financial
                                 Officer of CIC since
                                 1994; President of
                                 Edward Properties,
                                 Inc. since 1981 (real
                                 estate development).

Directors Currently
Serving Term Ending
in 1999 (Class III)
-------------------
George T.M. Ching           83   Vice-Chairman of the      1990       107,165 6/       1.20% 6/
                                 Board of Directors                           -              -
                                 of Bancorp since
                                 1990; Vice-Chairman
                                 of the Board of
                                 Directors of Cathay
                                 Bank since 1985,
                                 President of Cathay
                                 Bank from 1962
                                 until 1985 and
                                 director of Cathay
                                 Bank since 1962;
                                 President of CIC
                                 since 1985 and
                                 director of CIC
                                 since 1984.

                                                         Director   Common Stock       Percentage
                                    Principal              of       Beneficially       Ownership
                                  Occupations and        Bancorp       Owned on           on
         Name               Age    Directorships          Since     March 6, 1998    March 6, 1998
         -----              ---    -------------          -----     -------------    -------------
Wing K. Fat 2/              71   Director of Cathay        1990       125,243 7/       1.40% 7/
            -                    Bank since 1972;                             -              -
                                 owner of interest
                                 in a Chinese-
                                 American restaurant
                                 in Sacramento,
                                 California, for
                                 over 40 years.

Wilbur K. Woo               82   Secretary of Bancorp      1990       174,878 8/       1.95% 8/
                                 since 1990;                                  -              -
                                 Secretary of the
                                 Board of Directors
                                 of Cathay Bank since
                                 1980 and director of
                                 Cathay Bank since
                                 1978; Director of
                                 CIC since 1987.

Directors Currently
Serving Term Ending
in 2000 (Class I)
-----------------
Michael M.Y. Chang          61   Director of Cathay        1990       154,978 9/       1.73% 9/
                                 Bank since 1983;                             -              -
                                 self-employed
                                 attorney at law
                                 since 1971.

Patrick S.D. Lee            63   Director of Cathay        1990       64,786 10/       0.72% 10/
                                 Bank since 1983;                            --              --
                                 Director of CIC
                                 since 1984;
                                 President of T.C.
                                 Construction
                                 Corporation from
                                 1972 through 1997
                                 (construction and
                                 development of
                                 commercial and
                                 residential real
                                 estate); Vice
                                 President and
                                 co-owner of T.C.
                                 Realty, Inc.
                                 (property
                                 management).

Anthony M. Tang             44   Executive Vice            1990      217,078 11/       2.42% 11/
                                 President of Bancorp                        --              --
                                 and Cathay Bank
                                 since 1994; Senior
                                 Vice President of
                                 Bancorp and Cathay
                                 Bank from 1990 until
                                 1994; Chief
                                 Financial Officer
                                 and Treasurer of
                                 Bancorp since 1990;
                                 Chief Lending
                                 Officer of Cathay
                                 Bank since 1985;

                                                         Director   Common Stock       Percentage
                                    Principal              of       Beneficially       Ownership
                                  Occupations and        Bancorp       Owned on             on
         Name               Age    Directorships          Since     March 6, 1998    March 6, 1998
         -----              ---    -------------          -----     -------------    -------------

                                 and director of
                                 Cathay Bank since
                                 1986.

Thomas G. Tartaglia          74  Director of Cathay        1990       15,955 12/       0.18% 12/
                                 Bank since 1986;                            --              --
                                 formerly Executive
                                 Vice President of
                                 Cathay Bank from
                                 1984 until 1990.

All directors and                                                  1,296,030 13/       14.48% 13/
officers                                                                     --               --
as a group (15 persons)


----------

1/ Includes 15,582 shares which Dr. Buon-Cristiani holds as custodian for his grandchildren.
2/  Kelly L. Chan is the nephew, by marriage, of Wing K. Fat.
3/ Includes approximately 12,761 shares held by the Kelly and Barbara Chan Living Trust, approximately 2,795 shares held by Mr. Chan as custodian for his children, approximately 6,671 shares held by Chansons Properties, 50,000 shares held as Trustee of the WHFC Chan Grandchildren Sprinkling Trust and 10,788 shares held as unallocated shares by the ESOPT. Mr. Chan is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
4/ Includes approximately 56,066 shares held by the Dunson Cheng and Cynthia Cheng Trust, approximately 19,706 shares held by the ESOPT which have been allocated to Mr. Cheng's account through the Record Date and 10,788 shares held as unallocated shares by the ESOPT. Mr. Cheng is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
5/ Includes 10,788 shares held as unallocated shares by the ESOPT. Mr. Poon is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
6/ Includes 88,057 shares held by the Ching Family Trust, approximately 2,721 shares held by Mr. Ching's wife and 10,788 shares held as unallocated shares by the ESOPT. Mr. Ching is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
7/ Includes approximately 58,389 shares held by Fat Family Trust, approximately 62,141 shares held by Frank Fat, Inc., and approximately 4,712 shares held by Frank Fat Properties.
8/ Consists entirely of shares held by Mr. Woo as trustee of a living trust established by Mr. Woo and his wife.
9/ Includes approximately 93,742 shares held by Mr. Chang and his wife, approximately 31,236 shares held by Mr. Chang as custodian for his children and approximately 30,000 shares held by Mr. Chang's wife as custodian for their children.
10/ Consists entirely of shares held by Mr. Lee as trustee of the Lee Trust.
11/ Includes 23,349 shares held by Mr. Tang as custodian for his children, approximately 46,277 shares held by Mr. Tang's wife and approximately 16,983 shares held by the ESOPT which have been allocated to Mr. Tang's account through the Record Date and 10,788 shares held as unallocated shares by the ESOPT. Mr. Tang is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
12/ Consists of 10,608 shares held by the Thomas G. Tartaglia Trust and 5,347 shares held by the ESOPT which have been allocated to Mr. Tartaglia's account through the Record Date.
13/ Includes a total of 74,904 held by the ESOPT that have been allocated to the directors and officers through the Record Date and 10,788 shares held as unallocated shares by the ESOPT.

                             THE BOARD OF DIRECTORS

        Regular meetings of the Bancorp Board of Directors are generally held on a monthly basis, while special meetings are called when necessary. The Bancorp Board of Directors held 12 meetings during 1997. During the fiscal year ended December 31, 1997, each director attended 75% or more of the meetings of the Bancorp Board.

        During the fiscal year ended December 31, 1997, the Bancorp Board of Directors had two standing committees, the Audit Committee and the Executive Committee. The Bancorp Board of Directors does not have a nominating committee or a committee performing similar functions.

AUDIT COMMITTEE

        During the fiscal year ended December 31, 1997, the Audit Committee consisted of Ralph Roy Buon-Cristiani (Chairman), Kelly L. Chan, Michael M.Y. Chang and Thomas Tartaglia. Mr. Cheng also served on the Audit Committee ex-officio in his capacity as President and chief executive officer. This committee oversees Bancorp's financial reporting on behalf of the Bancorp Board of Directors; recommends to the Bancorp Board of Directors and stockholders the independent auditors who will perform the annual audit; reviews with the independent auditors the proposed scope of, fees for, and results of the annual audit; reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors and Bancorp management; considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service, and the effect of non-audit services on the independence of the independent auditors; and performs any other tasks that may be assigned to it by the Board of Directors. The Audit Committee met 16 times during 1997 and each committee member attended 75% or more of the meetings of this committee.

EXECUTIVE COMMITTEE

        During the fiscal year ended December 31, 1997, the Executive Committee consisted of Dunson K. Cheng (Chairman and serving in an ex-officio capacity, as President and chief executive officer of Bancorp), George T.M. Ching, Anthony M. Tang and Thomas G. Tartaglia. This committee has been delegated authority to exercise all powers of the Bancorp Board of Directors in the intervals between Board meetings, except those powers delegated to other committees and those that by statute, charter or bylaws are reserved to the full Board of Directors. The Executive Committee met 12 times during 1997 and each committee member attended 75% or more of the meetings of this committee.

COMPENSATION OF DIRECTORS

        The persons currently serving as directors of Bancorp are the same persons who currently serve as directors of Cathay Bank. As a result, the current policy for compensation of directors is that Cathay Bank pays each Cathay Bank director who is not also a full-time officer of Bancorp, Cathay Bank or CIC an annual fee of $13,200 plus $200 for each Cathay Bank Board committee meeting (other than loan committee meetings) and $250 for each Cathay Bank Board loan committee meeting attended by the director. In 1997, Cathay Bank also paid each Cathay Bank non-employee director a $3,375 bonus and paid F. Chow Chan and Gerald T. Deal, as directors emeritus, an annual fee of $4,800 and a $1,125 bonus. CIC currently pays each of its directors who is not a full-time officer of CIC, Bancorp or Cathay Bank an fee of $200 for each of its Board of Directors meetings attended. Bancorp, Cathay Bank and CIC reimburse directors for out-of-pocket expenses incurred in attending meetings of the Boards of Directors and Board committees and in traveling on company business. In addition to director fees paid to such persons, in 1997, Cathay Bank paid $14,190 to Mr. Woo as salary for his service as an officer, and CIC paid $21,285 to Mr. Ching as an officer and $1,800 to Mr. Lee as an employee. Directors are also eligible to receive stock option grants and restricted stock awards under the Stock Plan, subject to the approval of the Stock Plan by the stockholders. See "Proposal to Approve the Cathay Bancorp, Inc. Equity Incentive Plan" for further information concerning the Stock Plan.

                 INFORMATION CONCERNING MANAGEMENT COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        The following tables sets forth information regarding the compensation for services in all capacities paid or accrued for the calendar year ended December 31, 1997, by Bancorp or Cathay Bank (a) to the chief executive officer of Bancorp and (b) to the four most highly compensated executive officers and significant employees of either Bancorp or Cathay Bank.

SUMMARY COMPENSATION TABLE

=================================================================================================
                                                           Annual Compensation
                                                  --------------------------------
                                                                           Other
                                                                          Annual     All Other
          Name and Principal                                             Compen-      Compen-
               Position                 Year       Salary      Bonus     sation 2/    sation
                                                    ($)1/       ($)        ($)  -       ($)
                                                       -
-------------------------------------------------------------------------------------------------
 Dunson K. Cheng, Chairman of the        1997     $339,217   $300,000    $4,613     $14,818 3/
                                                                                            -
 Board of Directors, President and       1996      314,190    195,000     3,860      15,007 4/
                                                                                            -
 Chief Executive Officer of Bancorp      1995      289,949    144,000     4,897      18,100 5/
                                                                                            -
 and Cathay Bank
-------------------------------------------------------------------------------------------------
 Anthony M. Tang, Executive              1997      150,500    110,000       --       15,190 6/
                                                                                            -
 Vice-President and Chief Financial      1996      138,000     78,917       --       14,340 7/
                                                                                            -
 Officer/Treasurer of Bancorp and        1995      129,000     62,000       --       15,111 8/
 Executive Vice-President and Chief                                                         -
 Lending Officer of Cathay Bank
-------------------------------------------------------------------------------------------------
 Milly W. Joe, Senior Vice-President     1997      98,184      50,517       --       12,952 9/
                                                                                            -
 and Cashier of Cathay Bank              1996      93,555      39,016       --       13,391 10/
                                                                                            --
                                         1995      88,500      34,164       --       13,391 11/
                                                                                            --
-------------------------------------------------------------------------------------------------
 Irwin Wong, Senior Vice-President       1997      98,636      62,465       710      14,327 12/
                                                                                            --
 for Branch Administration of Cathay     1996      91,945      41,621       454      13,663 13/
                                                                                            --
 Bank                                    1995      88,187      30,840        78      13,377 14/
                                                                                            --
-------------------------------------------------------------------------------------------------
 Elena Chan, Senior Vice-President       1997      90,736      61,800       --       11,652 15/
                                                                                            --
 and Chief Financial Officer of          1996      84,200      41,232       --       11,195 16/
                                                                                            --
 Cathay Bank                             1995      78,200      35,430       --       10,461 17/
                                                                                            --
-------------------------------------------------------------------------------------------------

1/ Includes amounts deferred by the named officers under the Cathay Bancorp's 401(k) Profit Sharing Plan (the "401(k) Plan").

2/ The amounts reported in this column reflect the incremental cost to Bancorp of automobiles provided to the named officers. Excludes other perquisites and personal benefits paid to each named officer as such other perquisites and personal benefits, in each instance, were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth above.

3/ This amount consists of $1,758 in group life insurance premiums, $2,873 in health insurance premiums, $7,328 in employer contribution to the ESOPT and $2,859 in employer contribution under the 401(k) Plan.

4/ This amount consists of $2,424 in group life insurance premiums, $2,877 in health insurance premiums and $9,706 in employer contribution to the ESOPT.
5/ This amount consists of $5,212 in group term life insurance premiums, $2,965 in health insurance premiums and $9,923 in employer contribution to the ESOPT.
6/ This amount consists of $1,570 in group life insurance premiums, $3,727 in health insurance premiums, $7,350 in employer contribution to the ESOPT and $2,543 in employer contribution under the 401(k) Plan.
7/ This amount consists of $1,268 in group life insurance premiums, $3,334 in health insurance premiums and $9,738 in employer contribution to the ESOPT.
8/ This amount consists of $1,277 in group term life insurance premiums, $3,878 in health insurance premiums and $9,956 in employer contribution to the ESOPT.
9/ This amount consists of $1,443 in group life insurance premiums, $2,867 in health insurance premiums, $6,996 in employer contribution to the ESOPT and $1,646 in employer contribution under the 401(k) Plan.
10/ This amount consists of $2,281 in group life insurance premiums, $2,877 in health insurance premiums and $8,833 in employer contribution to the ESOPT. 11/ This amount consists of $2,104 in group term life insurance premiums, $2,907 in health insurance premiums and $8,380 in employer contribution to the ESOPT.
12/ This amount consists of $1,607 in group life insurance premiums, $3,743 in health insurance premiums, $7,314 in employer contribution to the ESOPT and $1,663 in employer contribution under the 401(k) Plan.
13/ This amount consists of $1,549 in group life insurance premiums, $3,358 in health insurance premiums and $8,756 in employer contribution to the ESOPT. 14/ This amount consists of $1,510 in group term life insurance premiums, $3,894 in health insurance premiums and $7,973 in employer contribution to the ESOPT.
15/ This amount consists of $1,307 in group life insurance premiums, $1,738 in health insurance premiums, $7,078 in employer contribution to the ESOPT and $1,529 in employer contribution under the 401(k) Plan.
16/ This amount consists of $1,228 in group life insurance premiums, $1,718 in health insurance premiums and $8,249 in employer contribution to the ESOPT. 17/ This amount consists of $1,002 in group term life insurance premiums, $1,815 in health insurance premiums and $7,644 in employer contribution to the ESOPT.

CATHAY BANCORP, INC. 401(k) PLAN

        In 1997, the Board approved the Cathay Bancorp, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), which began on March 1, 1997. Salaried employees who have completed one year of service and have attained the age of 21 are eligible to participate. Enrollment dates are on January 1st and July 1st of each year. Participants may contribute up to 15% of their compensation for the year, not to exceed the dollar limit set by the Internal Revenue Service (the "IRS"). Participants may change their contribution election on the enrollment dates. Bancorp matches 50% of the participants' contribution up to 4% of their compensation. The vesting schedule for matching contribution is 0% for less than two years of service, 25% after two years of service and from then on, at an increment of 25% each year until 100% vested after five years of service. In 1997, Bancorp's contribution amounted to $138,000. The 401(k) Plan allows participants to withdraw all or part of their vested amount in the 401(k) Plan due to certain financial hardships as designed by the IRS. Participants may also borrow up to 50% of the vested amount, up to a maximum of $50,000.
The minimum loan amount is $1,000.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors of Bancorp does not have a compensation committee. No executive officer is separately compensated for services rendered to Bancorp. With the exception of Ms. Joe, Mr. Wong and Ms.

Chan, the executive officers hold positions with both Bancorp and Cathay Bank. Ms. Joe, Mr. Wong and Ms. Chan are executive officers of Cathay Bank only and are not considered to be executive officers of Bancorp. Accordingly, decisions regarding the compensation of executive officers, including the President and chief executive officer, are made by the Compensation Committee of the Board of Directors of Cathay Bank, subject to review and approval by the Board of Directors of Cathay Bank. In the fiscal year ended December 31, 1997, the members of the Compensation Committee of Cathay Bank were Dunson K. Cheng, Chairman, George T.M. Ching, Chi-Hung Joseph Poon, Thomas G. Tartaglia and Kelly
L. Chan, each of whom also was a director of Bancorp during 1997. Mr. Cheng, the chairman of the Compensation Committee of Cathay Bank, is also the Chairman, President and chief executive officer of Cathay Bank and of Bancorp. Mr. Cheng also is a member of the Boards of Directors of Cathay Bank and of Bancorp. Mr. Cheng does not participate in, and excuses himself from, those portions of any meeting of the Board of Directors or the Compensation Committee of Cathay Bank in which his compensation is discussed or established.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

        The Compensation Committee of the Board of Directors of Cathay Bank establishes general policies on executive compensation as well as the actual salary, bonus and discretionary benefits of the President and chief executive officer of Bancorp and Cathay Bank, of the Executive Vice-President of Bancorp and Cathay Bank, and of each Senior Vice-President of Cathay Bank. Decisions by the Cathay Bank Compensation Committee are subject to review and approval by the full Board of Directors of Cathay Bank.

        The compensation program for executive officers, including the President and chief executive officer, currently consists of base salary, annual cash bonus, participation in Bancorp's ESOPT (Employee Stock Ownership Plan and Trust),1/ certain matching contributions under the 401(k) Plan, life insurance in an amount equal to three times base salary and the same medical, dental and disability benefits as provided to other Cathay Bank employees. In 1998, such officers will also be eligible to participate in the Stock Plan, subject the approval of the Stock Plan by the stockholders.

        The Cathay Bank Compensation Committee believes that to reward, provide incentives to and retain capable management, each of the executive officers should receive compensation that is both competitive and reflective of Cathay Bank's and Bancorp's performance. In addition, the Compensation Committee believes individual compensation should reflect the experience, performance and responsibility level of that individual.



--------
        1/ Participation in the ESOPT is available to all salaried employees who have completed at least two full years of service. Each participant's share of Bancorp's annual contribution to the ESOPT, including the share of each participating executive officer, is calculated by dividing the participant's total "units" by the total "units" of all ESOPT participants for that year. Each ESOPT participant is granted one "unit" for each year of service and one "unit" for each one hundred dollars of eligible compensation. The Board of Directors determines the amount of Bancorp's annual contribution to the ESOPT in light of Bancorp's earnings in the prior plan year. Bancorp's annual contribution is made in cash. The cash contributed by Bancorp to the ESOPT is invested by the ESOPT's trustees in shares of Bancorp's Common Stock. Each participant's benefits under the ESOPT consists of the cash (or cash equivalents) and shares of Bancorp's Common Stock allocated to the participant's ESOPT account in accordance with the above-described formula. Under the ESOPT, each participant's benefits are 100% vested and without risk of forfeiture. Benefits under the ESOPT are distributed to the participant in accordance with the rules of the ESOPT and generally begin when the participant attains the age of 65 (or upon death or disability) or after the lapse of five years following termination of employment.

        As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation paid to certain officers, to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to performance-based payments that are approved in advance by a majority vote of the stockholders. Bancorp has not previously paid compensation at levels that would cause this limitation to apply to Bancorp, and has no current plans to do so in the future. The Compensation Committee has not adopted any formal policy concerning the possible application of this limitation, should an officer in the future appear to merit compensation in excess of the limitation. The Compensation Committee will continue to review the issue and monitor whether any such payments would be structured so as to qualify as performance-based compensation that would be deductible.

BASE COMPENSATION

        As part of the process of establishing base salaries, the Compensation Committee reviews the performance of each executive officer in relation to the overall performance of Cathay Bank and considers factors such as the experience and responsibility of each individual, including performance of special projects and assignments. Because the Committee believes that the evaluation of performance should not be reduced to a formula, the Committee considers a wide range of performance criteria, including objective factors such as earnings and profits and subjective factors such as individual performance. In establishing each executive officer's base salary, the Compensation Committee generally gives the most weight to the subjective evaluation of the performance of the individual in relation to the performance of Cathay Bank followed by a consideration of the officer's level of responsibility, experience and then an evaluation of objective performance factors, without any particular magnitude being assigned to this order of factors. The size of the base salary for each executive officer is determined by the above-mentioned subjective evaluation of the individual's performance, a comparison of the compensation levels paid to the individual in past years in relation to the individual's performance in those years and Bancorp's and Cathay Bank's general financial condition, profitability and results from operations. After accounting for the First Public Merger, Bancorp's 1996 total assets increased by approximately 38.34% over 1995 levels, its 1996 stockholders' equity grew by approximately 25.30% over the 1995 figure, its return on average assets remained the same at 1.05% in 1996 and 1995, respectively, and its earnings per share increased from $1.36 in 1995 to $1.66 in 1996. The Compensation Committee considered these financial performance data and the level of responsibilities in giving executive officers an increase in base salaries in April 1997 (approximately 5% to 10%). The Compensation Committee further notes that Bancorp's financial outlook has continued to improve. Bancorp's 1997 total assets increased by approximately 7.85% over 1996 levels, its 1997 stockholders' equity grew by approximately 14.72% over the 1996 figure, its return on average assets increased from 1.05% in 1996 to 1.29% in 1997 and its earnings per share increased from $1.66 in 1996 to $2.26 in 1997.

        It should be noted that the Compensation Committee does not review objective data on the financial condition, profitability and results from operations of Bancorp and Cathay Bank in a vacuum. In deciding compensation levels of executives (whether it is base salary or bonuses), the Compensation Committee reviews objective data in light of the financial performance of other similar banks, Bancorp's and Cathay Bank's relative advantages and disadvantages in the banking industry and the obstacles and challenges presented to the particular executive in attempting to achieve the goals of Bancorp and Cathay Bank.

        The Compensation Committee also reviews the base compensation of executive officers in equivalent positions paid by banks considered competitive with Cathay Bank and, in particular, executive officer compensation reported in the survey issued by the California Banker's Association (the "CBA"). The CBA survey consists of a review of executive compensation at banks with total assets over $1 billion, all of which are located in California. Substantially all of Bancorp's operations are located in California and its assets were approximately $1.5 billion at December 31, 1996, after accounting for the First Public Merger ($1.6 billion at December 31, 1997). Actual base salaries (and bonuses) paid to the executive officers in fiscal 1997 compared to the median salaries in the CBA survey as follows: Chairman, chief executive officer and President -- actual base salary of $339,217 compared to the median base salary of chief executive officers in the CBA survey of $345,617 (actual bonus of $300,000 compared to the median bonus of chief executive officers in the CBA survey of $204,750); Senior Vice-President for Branch Administration -- actual base salary of $98,636 compared to the median base salary of Branch Administrators in the CBA survey of $96,000 (actual bonus of $62,465 compared to the median bonus of Branch Administrators in the CBA survey of $27,844); Senior Vice-President and Chief Financial Officer -- actual base salary of $90,736 compared to the median base salary of Chief Financial Officer in the CBA survey of $125,504 (actual bonus of $61,800 compared to the median bonus of Chief Financial Officer in the CBA survey of $40,735). Comparative salary and bonus data was not available for all positions and, with the following positions, the Compensation Committee gave more weight to the subjective factors discussed above in setting actual base salary and bonus: Executive Vice-President and Chief Lending Officer (actual base salary of $150,500 and actual bonus of $110,000) and Senior Vice-President and Cashier (actual base salary of $98,184 and actual bonus of $50,517).

        In addition to these surveys, the Compensation Committee considers data comparing the percentage change in cumulative total stockholder return on Bancorp's Common Stock with the percentage change in cumulative total stockholder return on the Standard & Poors 500 and the SNL Western Bank Index. See "Comparative Stock Performance" below for a graph comparing cumulative stockholder return data for Bancorp, the Standard & Poors 500 Index and the SNL Western Bank Index. The SNL Western Bank Index is a market weighted index including every publicly traded bank located in the States of Alaska, California, Hawaii, Nevada, Oregon and Washington.

ANNUAL CASH BONUS

        The annual cash bonus paid to each executive officer, including the Chairman, President and chief executive officer, is determined, in the discretion of the Compensation Committee, on the basis of the overall performance and profitability of Cathay Bank and Bancorp in the fiscal year then ending and the Committee's subjective evaluation of the individual officer's performance and responsibility in relation to company performance. Overall performance and profitability is determined with reference to the following factors listed in order of importance: net income, return on average assets, return on stockholders' equity and percentage increase or decrease in total assets, loans and deposits. The size of the annual bonus for each officer is determined by the above-mentioned evaluation of the performance of Bancorp and Cathay Bank in relation to the contributions perceived by the Compensation Committee made by the officer to achieve the overall level of financial performance of Bancorp and Cathay Bank, and by a comparison of the size of annual bonuses paid to the officer in past years with respect to the individual's performance in those years, the base salaries of the executives and the length of employment with Bancorp and Cathay Bank and the overall performance and profitability of Bancorp and Cathay Bank in those years. See also "CEO Compensation" below.

CEO COMPENSATION

        In April 1997, the Compensation Committee increased Mr. Cheng's annual base salary by approximately 10% to $339,217 and in December 1997 the Committee awarded Mr. Cheng a $300,000 cash bonus. Mr. Cheng's total base salary and bonus in 1997 was $639,217, up from $509,190 in 1996. The increase in Mr. Cheng's compensation in 1997 reflects Bancorp's and Cathay Bank's growth and improved profits as well as the additional responsibilities on an ongoing basis following that the First Public Merger. In setting Mr. Cheng's compensation, the Compensation Committee considered Mr. Cheng's management ability, his growing responsibilities and the fact that Cathay Bank sustained steady growth in 1997. As an indication of such growth, Bancorp's total assets and deposits as of December 31, 1997 were up 7.85% and 6.18% respectively, from December 31, 1996 levels, and net income increased 51.01% from $13,315,951 in 1996 to $20,107,738 in 1997. Although Mr. Cheng is a member of Cathay Bank's Compensation Committee, he does not participate in, and excuses himself from, those portions of any meeting in which his compensation is discussed or established.

        Generally, Mr. Cheng's base salary is determined primarily with reference to a subjective evaluation made by the Compensation Committee of his performance in the immediately preceding year, the growth of Bancorp and Cathay Bank (a percentage increase or decrease in total assets, loans and deposits) in the immediately preceding year, the percentage increase or decrease in net income in the immediately preceding year, and a comparison of his level of compensation with chief executive officers at other banks of a similar size operating in California. The base salary and total cash compensation paid to Mr. Cheng in fiscal 1997 was $339,217 and $639,217, respectively, compared with the median base salary and total cash compensation of chief executive officers listed in the CBA survey of $345,617 and $540,617, respectively. See "Base Compensation" above for a description of the CBA survey. The bonus paid to Mr. Cheng is based generally on the performance and management of Bancorp and Cathay Bank. Specifically, in determining Mr. Cheng's bonus, the Compensation Committee considers the percentage increase or decrease in net income occurring during the year in which the bonus is paid and any growth in total assets, loans and deposits experienced during that year. The bonus paid to Mr. Cheng in fiscal 1997 was $300,000, compared with the median bonus/incentive compensation paid to chief executive officers listed in the CBA survey of $204,750. See "Base Compensation" above for a description of the CBA survey.

               George T.M. Ching            Dunson K. Cheng
               Thomas G. Tartaglia          Chi-Hung Joseph Poon
                                            Kelly L. Chan


                          COMPARATIVE STOCK PERFORMANCE

        The graph below compares the percentage change in the cumulative total stockholder return on Bancorp's Common Stock from December 31, 1992 through December 31, 1997 with the percentage change in the cumulative total return on the Standard & Poors 500 Index (the "S&P 500 Index") and the SNL Western Bank index (the "SNL Western Bank Index") for the same period. Bancorp will furnish, without charge, upon the written request of any person who is a stockholder of record as of March 6, 1998, a list of the companies included in the SNL Western Bank Index. Requests for this information should be addressed to Wilbur K. Woo, Secretary, Cathay Bancorp, Inc., 777 North Broadway, Los Angeles, California 90012. This graph assumes the investment of $100 in Bancorp's Common Stock on December 31, 1992 and an investment of $100 in each of the S&P 500 Index and the SNL Western Bank Index on that date.


                                    [GRAPH]

                                                Period Ending December 31,
                              ----------------------------------------------------------------
Index                           1992        1993       1994       1995       1996      1997
----------------------------- ---------- ----------- ---------- --------- ----------- --------
Cathay Bancorp Inc.            $100.00   $  79.66    $  78.04   $  93.86   $123.16     $235.06
S&P 500                         100.00     110.08      111.53     153.44    188.52      251.44
SNL Western Bank Index          100.00     114.57      113.43     190.22    270.43      398.65

            INCORPORATION OF COMPENSATION AND PERFORMANCE INFORMATION

        The information contained in the above sections of this Proxy Statement captioned "INFORMATION CONCERNING EXECUTIVE COMPENSATION," "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "COMPARATIVE STOCK PERFORMANCE" shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement, or any part hereof, into any filing under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), except to the extent that Bancorp expressly incorporates such information in such filing by reference. The information contained in the above sections of this Proxy Statement captioned "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "COMPARATIVE STOCK PERFORMANCE" and shall not be deemed to be soliciting material or otherwise be deemed to be filed under the 1933 Act or the 1934 Act, except to the extent that Bancorp requests that such information be treated as soliciting material or expressly incorporates such information in any such filing by reference.



          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Bancorp's executive officers and directors and persons who own more than ten percent of Bancorp's Common Stock timely file initial reports of ownership of Bancorp's Common Stock and other equity securities, and reports of changes in such ownership, with the Securities and Exchange Commission and the Nasdaq Stock Market. Bancorp has instituted procedures to receive and review such insider reports. After a review of such insider reports, Bancorp believes that all required reports have been timely filed, except that Kelly Chan was late in filing one Form 4 for a gift of 500 shares to him and 500 shares to his spouse of Bancorp Common Stock on December 27, 1997. Mr. Chan subsequently disclosed this transaction on a timely filed Form 5.


                              CERTAIN TRANSACTIONS

BANKING TRANSACTIONS

        Some of the directors and officers of Bancorp or of Cathay Bank, members of their families, and the companies with which they are associated have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank's business since Cathay Bank began operations, and Cathay Bank expects to have such banking transactions in the future. All loans and commitments to lend included in these transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in Cathay Bank at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectibility or present any other unfavorable features. The aggregate balance of secured and unsecured loans made or authorized to be made directly to the directors and executive officers of Bancorp or of Cathay Bank, members of their families, and entities with which they were associated was $7,308,319 at December 31, 1997, which represented 5.38% of Bancorp's stockholders' equity at that date.

OFFICE LEASE

        T.C. Realty, Inc., a California corporation owned by Patrick S.D. Lee and his spouse, leases to Cathay Bank approximately 8,912 square feet of office space in downtown Los Angeles. During 1997, Cathay Bank paid T.C. Realty approximately $128,328 to lease this space. Under the terms of a new three-year lease entered into in February, 1998, annual payments under the lease in 1998 are expected to be approximately $106,944.

INDEMNITY AGREEMENTS

        Bancorp's Bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. In May 1991, Bancorp entered into indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp's Certificate of Incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnifications and limitations on liability permitted by the certificate of incorporation, bylaws and the indemnity agreements are subject to the limitations set forth by Delaware law.


       PROPOSAL TO APPROVE THE CATHAY BANCORP, INC. EQUITY INCENTIVE PLAN

GENERAL

        At the Annual Meeting, Bancorp's stockholders will be asked to approve the Cathay Bancorp, Inc. Equity Incentive Plan (the "Stock Plan"). The Stock Plan authorizes the issuance of up to 1,075,000 shares of Bancorp's Common Stock (subject to adjustment in the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock) pursuant to awards granted thereunder. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reaquired in private transactions or open market purchases. Awards may be in the form of stock options or restricted stock. The number of shares subject to awards granted to a single participant in any year may not exceed 100,000. Approximately 498 persons, of whom two are executive officers of Bancorp, nine are directors who are not executive officers, and approximately 487 are employees (including officers who are not executive officers), are expected to be eligible to participate in the Stock Plan. As of March 6, 1998, the average of the bid and ask prices of Bancorp's Common Stock was $33.375 per share. A copy of the Stock Plan is set forth in Exhibit A to this Proxy Statement, and the description of the Stock Plan contained in this Proxy Statement is qualified in its entirety by this reference thereto.

BACKGROUND

        On February 19, 1998, Bancorp's Board of Directors adopted the Stock Plan, subject to the approval of the Stock Plan by the stockholders. The Stock Plan is intended to strengthen Bancorp by providing selected employees and directors of Bancorp and its subsidiaries an opportunity to participate in Bancorp's future by offering them an opportunity to acquire stock in Bancorp so as to retain, attract and motivate them. Administration of the Stock Plan may be either by the Board or, upon delegation by the Board, by a committee of the Board (in either case, the "Committee"). The Board currently intends to appoint a Committee for the Stock Plan in accordance with the terms of the Stock Plan. The Committee may select employees, including officers and directors, and non-employee directors of Bancorp and its subsidiaries to receive awards under the Stock Plan and has broad discretion to determine the amount and type of awards and terms and conditions of individual awards. Individual awards will generally be based on a person's present and potential contribution to Bancorp. No awards have been made under the Stock Plan. Grants under the Stock Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. However, the present intention is to grant only stock options, to grant such stock options over the entire life of the Stock Plan and to have any stock options granted under the Stock Plan become exercisable in 20% increments over a five year period (subject to termination in the event of the participant's termination of employment, disability or death). As a result, on average, the annual aggregate issuance of stock options is presently expected to be equal to approximately 1.2% of the currently outstanding shares of Common Stock.

DESCRIPTION OF THE STOCK PLAN

        General. Awards may be granted in the form of stock options ("Options") or restricted stock ("Restricted Stock"). Any award may be granted either alone or in addition to other awards granted under the Stock Plan. The Committee may condition the grant of the award upon the attainment of specified company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Stock Plan on or after February 18, 2008, but outstanding awards may extend beyond that date.

        Options. Options granted under the Stock Plan may be incentive stock options ("ISOs" or "Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQOs" or "Non-Qualified Options"). The exercise price of Options may not be less than the fair market value of the shares subject to the option on the date of the grant. The term of any Option granted under the Stock Plan may not exceed ten years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

        Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of Bancorp, for such consideration as is determined by the Committee (but is not less than the par value of such Common Stock). The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

        Other Provisions. The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash or by delivery of other property, including securities of Bancorp, as authorized by the Committee. Except as indicated above, Bancorp will not receive any consideration upon the grant of any awards. Unless otherwise provided in the applicable award agreement or by the Committee, awards generally may be exercised at any time within three months after a participant's employment terminates (but only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death or disability, the award may be exercised for one year thereafter (but only to the extent exercisable or payable at the time of death or disability). Shares issued under an award may be subject to a right of repurchase by Bancorp. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of decent and distribution.

        The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Stock Plan. In the event of a change in control of Bancorp (as defined in the Stock Plan), the Bancorp Board may, among other things, accelerate the vesting of outstanding awards, and value and cash out awards on the basis of the change of control price determined under the Stock Plan.

        The Board may amend, alter or discontinue the Stock Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, no amendment, alteration or discontinuance of the Stock Plan will require the approval of the stockholders of Bancorp except (i) an increase in the total number of shares reserved for issuance pursuant to awards under the Stock Plan;
(ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Stock Plan to comply with Section 422 of the Code; (iii) to the extent required by other applicable laws, rules or regulations; or (iv) to the extent the Board otherwise concludes that stockholder approval is advisable. The Stock Plan will constitute an unfunded plan. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Stock Plan to deliver stock or make payments.

FEDERAL INCOME TAX CONSEQUENCES.

        The following is a brief summary of complex statutory and regulatory provisions in effect at the date of this Proxy Statement which are subject to change at any time. The summary is necessarily general in nature and does not purport to be complete. Actual federal income tax consequences to a particular participant will depend in part on the individual's own circumstances and on market values of Bancorp's shares at relevant times. In addition, various foreign, state and local laws may provide tax consequences that vary significantly from the federal income tax consequences described below.

        Incentive Stock Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of Bancorp and its eligible subsidiaries (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act) within the meaning of the Code.

        If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO is granted and for at least one year from the date the ISO is exercised, any gain from a sale of the shares other than to Bancorp is taxable as capital gain which is mid-term gain, long-term gain or qualified 5-year gain, with maximum tax rates of 28% for holding periods more than one year but not more than 18 months (mid-term gain), 20% for holding periods more than 18 months (long-term gain), and, for shares purchased after the year 2000, 18% for holding periods more than five years (qualified 5-year gain). Under these circumstances, Bancorp would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and Bancorp is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify Bancorp immediately prior to making a Disqualifying Disposition. If stock is sold to Bancorp rather than to a third party, the sale may not produce capital gain or loss. A sale to Bancorp will constitute a redemption of such shares, which could be taxable as a dividend unless it is "substantially disproportionate," a "complete redemption" of all of the optionee's shares in Bancorp or "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's capital gain or loss holding period may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

        Nonqualified Stock Options. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the capital gain or loss holding period also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse. Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by Bancorp, and Bancorp receives a corresponding income tax deduction.

        Upon sale, other than to Bancorp, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be subject to different maximum capital gains tax rates depending on the holding period in the shares, as described above in "Incentive Stock Options." If stock is sold to Bancorp, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to Bancorp will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "substantially disproportionate," a "complete redemption" of all of the optionee's shares in Bancorp or "not essentially equivalent to a dividend" within the meaning of the Code.

        Restricted Stock. Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the Common Stock is subject to a "substantial risk of forfeiture" and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the "substantial risk of forfeiture," rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes "supplemental wages" subject to income and employment tax withholding, and Bancorp receives a corresponding income tax deduction. The consequences upon sale or disposition of Restricted Stock generally are the same as for Common Stock acquired under a NQO (see above).

        Restrictions on Deductibility of Compensation. The Stock Plan permits acceleration and vesting of Awards and Options in the event of a change in control of Bancorp. If a change in control occurs and such acceleration and vesting is permitted, then the value that thereby accrues to an employee who is also an officer or stockholder of Bancorp or its subsidiaries, or who is "highly compensated" (which, generally, means among the highest paid one percent of all employees of Bancorp and its subsidiaries) may constitute an "excess parachute payment." In general, payments are "excess parachute payments" if they are triggered by a change in control and exceed three times the recipient's average compensation from Bancorp over the preceding five years (or term of service if shorter). "Excess parachute payments" are not deductible by Bancorp and are subject to a 20 percent excise tax that is imposed on the recipient but that must be withheld by Bancorp, in addition to any income taxes imposed on the recipient.

        Compensation paid to the Chief Executive Officer and the next four most highly compensated officers is not deductible by Bancorp to the extent that it exceeds $1 million in a tax year of Bancorp unless it constitutes qualified performance-based compensation and certain other conditions are satisfied. While Bancorp may attempt to cause compensation paid under the Stock Plan to qualify as "performance-based" for this purpose, when consistent with the goals of the Stock Plan, certain discretionary features of the Stock Plan may prevent such compensation from so qualifying.

VOTE REQUIRED

        The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to adopt this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK PLAN.


                              INDEPENDENT AUDITORS

        KPMG Peat Marwick LLP, independent auditors, audited Bancorp's accounts for the fiscal year ended December 31, 1997 and have been selected as Bancorp's independent auditor for 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to questions from stockholders or their representatives.


                           ANNUAL REPORT ON FORM 10-K

        On or before March 31, 1998, Bancorp will file with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended December 31, 1997, together with applicable financial statements and schedules. BANCORP WILL FURNISH, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A STOCKHOLDER OF RECORD AS OF MARCH 6, 1998, A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND SCHEDULES. Upon written request, Bancorp will provide to any stockholder a copy of the exhibits to the Annual Report on Form 10-K. Requests should be addressed to Monica Chen, Assistant Secretary, Cathay Bank, 777 North Broadway, Los Angeles, California 90012, telephone number (213) 625-4700.


                             SOLICITATION OF PROXIES

        The cost of soliciting proxies will be paid by Bancorp. In addition to use of the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by officers, directors and employees of Bancorp and its subsidiaries who will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and Bancorp will reimburse these persons for their reasonable expenses incurred in forwarding the materials.


                         STOCKHOLDER PROPOSALS FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp's 1999 proxy solicitation materials must set forth the proposal in writing and file it with the Secretary of Bancorp on or before November 20, 1998.


                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Bancorp Board of Directors knows of no other matters to be brought before the Annual Meeting other than the proposals specifically listed in the Notice of Annual Meeting of Stockholders. Nevertheless, if further business is properly presented, the persons named as proxies on the accompanying Proxy card will vote the shares in their discretion in accordance with their best judgment.

        Whether or not you currently plan to attend the Annual Meeting in person, please mark your vote on the accompanying Proxy card, then sign, date and return the Proxy card in the enclosed postage-paid envelope as soon as possible.

                                            By Order of the Board of Directors

                                            /s/ WILBUR K. WOO

                                            Wilbur K. Woo
                                            Secretary


Los Angeles, California
March 20, 1998

                                          EXHIBIT A
                                          ---------
                                     CATHAY BANCORP, INC.
                                    EQUITY INCENTIVE PLAN
                                    ---------------------

SECTION 1.  PURPOSE; DEFINITIONS.

        (a) Purpose. The purpose of the Plan is to provide selected eligible employees and directors of Cathay Bancorp, Inc., a Delaware corporation, its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

        (b) Definitions. For purposes of the Plan, the following terms have the following meanings:

               (i) "Award" means any award under the Plan, including any Option or Restricted Stock Award.

               (ii) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

               (iii) "Board" means the Board of Directors of the Company.

               (iv) "Change in Control" has the meaning set forth in Section
7(a).

               (v) "Change in Control Price" has the meaning set forth in
Section 7(c).

               (vi) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

               (vii) "Commission" means the Securities and Exchange Commission and any successor agency.

               (viii) "Committee" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with
Section 2.

               (ix) "Company" means Cathay Bancorp, Inc., a Delaware corporation.

               (x) "Disability" means disabled within the meaning of Section 22(e)(3) of the Code.

               (xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               (xii) "Fair Market Value" means as of any given date (a) if the Stock is listed on any established stock exchange or a national market system, either the closing sale price for the Stock or the closing bid if no sales were reported, or the average of the bid and ask prices, as selected by the Committee in its discretion, as quoted on such system or exchange, as reported in The Wall Street Journal; or (b) in the absence of an established market for the Stock, the fair market value of the Stock as determined by the Committee in good faith.

               (xiii) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

               (xiv) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

               (xiv) "Option" means an option granted under Section 5.

               (xvi) "Plan" means this Cathay Bancorp, Inc. Equity Incentive Plan, as amended from time to time.

               (xvii) "Restricted Stock" means an Award of Stock subject to restrictions, as more fully described in Section 6.

               (xviii) "Restriction Period" means the period determined by the Committee under Section 6(b).

               (xix) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

               (xx) "Stock" means the Common Stock, par value $.01 per share, of the Company, and any successor security.

               (xxi) "Subsidiary" has the meaning set forth in Section 424 of the Code.

               (xxii) "Tax Date" means the date defined in Section 8(f).

               (xxiii) "Termination" means, for purposes of the Plan, with respect to a participant, that (a) if the participant is a director of the Company, he or she has ceased to be, for any reason, a director and (b) if the participant is an employee, he or she has ceased to be, for any reason, employed by the Company, a subsidiary or an affiliate.

SECTION 2. ADMINISTRATION.

        (a) Committee. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board that will satisfy Rule 16b-3 and Section 162(m) of the Code, as in effect with respect to the Company from time to time. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee may from time to time select another committee or one or more other persons to be responsible for any matters so long as the selection comports with the requirements of Section 162(m) of the Code and Rule 16b-3. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

        (b) Authority. The Committee shall grant Awards to directors and eligible employees. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

               (i) select the directors, officers and other employees to whom Awards may be granted;

               (ii) determine whether and to what extent Awards are to be granted under the Plan;

               (iii) determine the number of shares to be covered by each Award granted under the Plan; and

               (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee.

        (c) Committee Determinations Binding. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.


SECTION 3. STOCK SUBJECT TO PLAN.

        (a) Number of Shares. The total number of shares of Stock reserved and available for issuance pursuant to Awards under this Plan shall be 1,075,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan, regardless of source, shall be counted against the 1,075,000 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited, or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

        (b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4. ELIGIBILITY.

        Awards may be granted to all employees, including officers and directors, and non-employee directors of the Company, its subsidiaries and affiliates.

SECTION 5. STOCK OPTIONS.

        (a) Types. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options.

        (b) Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424 of the Code) or a Subsidiary. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Nonqualified Stock Option.

        (c) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

               (i) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than 10 years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, the Incentive Stock Option shall not be exercisable more than five years after the date of grant.

               (ii) Grant Date. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Committee to grant the Option.

               (iii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be equal to at least the Fair Market Value on the date of grant; provided, however, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, then the exercise price shall be not less than 110 percent of the Fair Market Value on the date the Incentive Stock Option is granted.

               (iii) Exercisability. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable, in whole or in part, including acceleration in connection with a reorganization of the Company if there are no adverse consequences to the Company therefrom.

               (v) Method of Exercise; Payment. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

SECTION 6. RESTRICTED STOCK.

        (a) Price. The Committee may grant Restricted Stock to a participant. The grantee shall pay such consideration therefor as determined by the Committee, but no less than the par value of the Stock.

        (b) Restrictions. Subject to the provisions of the Plan and the Award Agreement, during the Restriction Period set by the Committee, commencing with, and not exceeding 10 years from, the date of such Award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

        (c) Dividends. Unless otherwise determined by the Committee, with respect to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

        (d) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 6(b), in the event of a Termination during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

SECTION 7. CHANGE IN CONTROL

        (a) Definition of "Change in Control". For purposes of Section 7(b), a "Change in Control" means the occurrence of any one of the following:

               (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company's then outstanding securities;

               (ii) The solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

               (iii) The dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30 percent or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70 percent of the shares of the Company outstanding after the transaction, or any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

        (b) Impact of Event. In the event of a "Change in Control" as defined in
Section 7(a), but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made, acceleration and valuation provisions no more favorable to participants than the following may apply:

               (i) Any Option outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

               (ii) The restrictions and limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become fully vested.

               (iii) The value (net of any exercise price) of all outstanding Options and Restricted Stock, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price," as defined in Section 7(c), as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

        (c) Change in Control Price. For purposes of this Section 7, "Change in Control Price" means the highest price per share paid in any transaction reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Board, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

SECTION 8. GENERAL PROVISIONS.

        (a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued service on the Board or employment, as the Committee shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

        (b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award Agreement by the Company and the Plan participant, but a delay in execution of the Award Agreement shall not affect the validity of the Option grant.

        (c) Certificates; Transfer Restrictions. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the

Committee may deem advisable under the rules, regulations and other requirements of the Commission, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

        (d) Termination. Unless otherwise provided in the applicable Award Agreement or by the Committee, in the event of Termination for any reason other than death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three months after the date of Termination or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award). If Termination is due to death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within one year from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award).

        (e) Delivery of Purchase Price. If and only to the extent authorized by the Committee, participants may make all or any portion of any payment due to the Company:

               (i)    with respect to the consideration payable for an Award;

               (ii)   upon exercise of an Award; or

               (iii) with respect to federal, state, local or foreign tax payable in connection with an Award, by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90 percent of the purchase price paid by the borrower.

        (f) Tax Withholding. Unless the Committee permits otherwise, the participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result, (i) from the lapse of restrictions imposed upon an Award,
(ii) upon exercise of an Award, or (iii) from a transfer or other disposition of shares acquired upon exercise or payment of an Award, or otherwise related to the Award or the shares acquired in connection with an Award.

        A participant who has received an Award or payment under an Award may, to the extent, if any, authorized by the Committee in its discretion, make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 8(e), or (y) tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company; provided, however, that such election shall be subject to the disapproval of the Committee.

        Any shares or other securities so withheld or tendered shall be valued by the Committee as of the date they are withheld or tendered; provided, however, that Stock shall be valued at Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

        (g) No Transferability. No Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution. During the life of a participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

        (h) Adjustment of Awards; Waivers. The Committee may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

        (i) Non-Competition. The Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) (i) not to engage in any business or activity competitive with any business or activity conducted by the Company and (ii) to be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

        (j) Dividends. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment pursuant to Section 6(c) shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Awards).

        (k) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        (l) Rights as Shareholder. Unless the Plan or the Committee expressly specifies otherwise, an optionee shall have no rights as a shareholder with respect to any shares covered by an Award until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 3(b) and 6(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

        (m) Beneficiary Designation. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

        (n) Additional Plans. Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its directors and employees.

        (o) No Employment Rights; No Right to Directorship. Neither the adoption of this Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time; or (ii) confer upon any participant any right with respect to continuation of the participant's membership on the Board or shall interfere in any way with provisions in the Company's Certificate of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

        (p) Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Committee. It shall be the responsibility of persons subject to
Section 16 of the Exchange Act, not of the Company or the Committee, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

        (q) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

        (r) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

        (s) Unfunded Status of Plan. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

        (t) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

        (u) Limitation on Award Grants. The Company may not grant Awards under the Plan for more than 100,000 shares to any one participant in any calendar year.

SECTION 9. AMENDMENTS AND TERMINATION.

        The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. No amendment, alteration or discontinuance shall require shareholder approval except:

        (a) an increase in the total number of shares reserved for issuance pursuant to Awards under the Plan; or

        (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code; or

        (c) to the extent required by other applicable laws, rules or regulations; or

        (d) to the extent the Board otherwise concludes that shareholder approval is advisable.

SECTION 10. EFFECTIVE DATE OF PLAN.

        The Plan shall be effective as of February 19, 1998, but all Awards shall be conditioned upon approval of the Plan (a) at a duly held stockholders' meeting by the affirmative vote of the holders of a majority of the shares of Stock of the Company represented in person or by proxy at the meeting and entitled to vote thereon, or (b) by an action by written consent of the holders of a majority of the voting power of the shares of the Company entitled to vote.

SECTION 11. TERM OF PLAN.

        No Award shall be granted on or after February 18, 2008, but Awards granted prior to February 18, 2008 may extend beyond that date.

                              CATHAY BANCORP, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 20, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF CATHAY BANCORP, INC.

      Dunson K. Cheng, George T.M. Ching and Wilbur K. Woo, or any of them, with power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated on the reverse the undersigned's shares of Cathay Bancorp, Inc. common stock at the Annual Meeting of Stockholders to be held at 777 North Broadway, Los Angeles, California, at 5:00 p.m., Pacific time, on April 20, 1998, and at any and all adjournments thereof.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

A  [X]  Please mark your
        votes as in this
        example.

                                       WITHHOLD
           FOR all the nominees       AUTHORITY
          listed at right (except   to vote for all
           as indicated to the      nominees listed
             contrary below)           at right         Nominees:
                                                        Ralph Roy Buon-Cristiani
 (1) ELECTION OF  [ ]                     [ ]           Kelly L. Chan
     CLASS II                                           Dunson K. Cheng
     DIRECTORS OF                                       Chi-Hung Joseph Poon
     CATHAY BANCORP, INC.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THE NAME OF THAT NOMINEE ON
THE LINE PROVIDED BELOW.

-----------------------------------------------------


(2) PROPOSAL TO APPROVE THE CATHAY BANCORP,      FOR   AGAINST   ABSTAIN
    INC. EQUITY INCENTIVE PLAN:                  [ ]     [ ]       [ ]

(3) OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AS CLASS II DIRECTORS OF CATHAY BANCORP, INC. AND FOR PROPOSAL 2 TO APPROVE THE CATHAY BANCORP, INC. EQUITY INCENTIVE PLAN.

        The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 20, 1998.

        Please sign and return this Proxy even if you intend to be present at the Annual Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting.

PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder _____________________________

Signature of Stockholder _____________________________

Dated __________________, 1998


Note: Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign. Please sign exactly as name appears on the Proxy.